Exhibit 3.4
L & C LIGHTING GROUP, INC.
BY-LAWS
(as adopted July 31, 2001)
(A Delaware Corporation)
1. OFFICES AND AGENT
     1.1 Registered Office and Agent. The registered office of the Corporation within the State of Delaware shall be 2711 Centerville Road in the City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof is Corporation Service Company.
     1.2 Other Offices. In addition to its registered office within the State of Delaware, the Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require or make desirable.
2. STOCKHOLDERS’ MEETINGS
     2.1 Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors or, if it fails to act, the Chairman of the Board, or if he or she fails to act, the President, and shall be stated in the notice of meeting or a duly executed waiver thereof.
     2.2 Quorum Adjournment. The holders of one-third of the voting power of the stock of the Corporation issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law or by the Corporation’s Certificate of Incorporation, as amended from time to time (“Certificate of Incorporation”). If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     2.3 Conduct of Meetings. At each meeting of stockholders, the Chairman of the

Board shall act as chairman of the meeting. In the absence or inability or refusal to act of the Chairman of the Board, the Vice Chairman of the Board, or if a Vice Chairman has not been elected, the President, shall act as chairman of the meeting. The Secretary or, in his or her absence, inability or refusal to act, such person as the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.
     2.4 Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.
     2.5 Voting. Except as otherwise provided by statute or the Corporation’s Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his or her name on the list of stockholders of the Corporation on the record date fixed as provided in these By-Laws, as amended from time to time (“By-Laws”). Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his or her attorney-in-fact bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or in the Corporation’s Certificate of Incorporation or these By-Laws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.
     2.6 List of Stockholders. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, with the address of each, and the number of voting shares held by each, shall be prepared by the Secretary at least ten days before every meeting. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     2.7 Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspector(s) shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspector(s) shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
     2.8 Annual Meeting. The Annual Meeting of the Stockholders of the Corporation (“Annual Meeting”) shall be held at such time and on such date as shall be designated by the Board of Directors and stated in the notice of meeting. At such meeting, the stockholders shall elect directors as provided in the Corporation’s Certificate of Incorporation and By-Laws and shall transact such other business as may properly come before the meeting.
     2.9 Notice of Annual Meeting. Except as otherwise expressly required by statute, written notice of the Annual Meeting stating the date, place, and time of the meeting shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days prior to the date of the meeting. Notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Notice of any meeting shall not be required to be given to any person (i) who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or (ii) who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an Annual Meeting need be specified in any written waiver of notice.
     2.10 Special Meetings. Special meetings of the stockholders (“Special Meetings”), for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or the holders of at least 25 percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all Special Meetings shall be confined to the purposes stated in the notice of meeting.
     2.11 Notice of Special Meetings. Except as otherwise expressly required by statute, written notice of a special meeting, stating the date, time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days prior to the date of the meeting. Notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Notice of any meeting shall not be required to be given to any person (i) who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or (ii) who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, a Special Meeting need be specified in any written waiver of notice.
     2.12 Written Consent. Action required or permitted by statute, the Certificate of Incorporation, or these By-laws to be taken by stockholders may be taken without a meeting if the action is taken by all the stockholders entitled to vote on the action, or if so provided in the Certificate of Incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by stockholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
3. BOARD OF DIRECTORS
     3.1 General Powers. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Corporation’s Certificate of Incorporation directed or required to be done by the stockholders.
     3.2 Number, Qualification, Term of Office. The number of directors which constitute the entire Board of Directors of the Corporation shall be fixed by resolution of the Board of Directors from time to time, but shall in any event be not less than three nor more than fifteen. Any decrease in the number of directors shall be effective at the time of the next succeeding Annual Meeting unless there shall be vacancies in the Board of Directors at the time the Board effects such decrease, in which case such decrease may become effective at any time prior to the next succeeding Annual Meeting to the extent of the number of vacancies. Directors need not be stockholders. Except as provided in these By-Laws, directors shall be elected at the Annual Meeting or at a Special Meeting called for such purpose, and each director shall be elected to hold office until a successor shall be elected and qualify.
     3.3 Vacancies. Unless otherwise provided in the Certificate of Incorporation or by resolution of the Board of Directors, any vacancy in the Board of Directors, whether arising from death, resignation, removal, or any other cause, and any newly created directorship resulting from an increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, or by the stockholders. Each director so elected shall hold office until his or her successor shall have been elected and qualified.
     3.4 Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     3.5 Committees.
     (A) The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     (B) Except to the extent restricted by the Delaware General Corporation Law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.
     3.6 Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
4. MEETINGS OF THE BOARD
     4.1 Time and Place of Meetings. Unless otherwise specified in the notice of any meeting, meetings of the Board of Directors shall be held at such times and at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine.
     4.2 Quorum and Manner of Acting. At all meetings of the Board, two-third of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Delaware General Corporation Law or by the Certificate of Incorporation or by these By-Laws. However, directors attending a meeting at which less than a quorum is present shall have the power to adjourn the meeting. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
     4.3 Conduct of Meetings. At each meeting of the Board of Directors, the Chairman of the Board shall act as chairman of the meeting and preside thereat. The Secretary or, in his or her absence, inability or refusal to act, such person as the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.
     4.4 Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or committee may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be.
     4.5 Telephonic Meeting. Unless restricted by the Certificate of Incorporation, anyone or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at a meeting.
5. OFFICERS
     5.1 Offices. The Board of Directors shall elect the officers of the Corporation, which shall include the following. Chairman of the Board; President; one or more Vice Presidents, as the Board of Directors shall designate; Secretary; and Treasurer. The Secretary and the Treasurer may be the same person, and any Vice President may hold at the same time the office of Secretary and/or Treasurer. The Board may elect one or more Assistant Secretaries and one or more Assistant Treasurers as may be necessary or desirable for the business of the Corporation. The Board may also elect from among its members a Vice Chairman of the Board. The Board may elect such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
     5.2 Designation of Chief Executive Officer. The Board of Directors may designate either the Chairman of the Board or the President of the Corporation as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have authority over the business and affairs of the Corporation and over all other officers, agents and employees of the Corporation, subject to the control and direction of the Board of Directors.
     5.3 Designation of Chief Operating Officer. The Board of Directors may designate an officer of the Corporation as the Chief Operating Officer of the Corporation. The Chief Operating Officer, if designated, shall manage and operate the business and affairs of the Corporation, subject to the control and direction of the Board of Directors, and shall report to the Chief Executive Officer.

     5.4 Compensation. The salaries of all officers shall be fixed by or pursuant to the direction of the Board of Directors.
     5.5 Tenure and Removal. Each officer of the Corporation shall hold office until his or her successor is chosen and qualifies in his or her stead, or until his or her death, or until he or she shall have resigned or been removed, as hereinafter provided in these By-Laws. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors.
     5.6 Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.
     5. 7 Vacancies. If the office of any officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the Board of Directors may fill each such vacancy for the unexpired term in respect of which such vacancy occurred.
     5.8 Chairman of the Board.
     (A) The Chairman of the Board, if one shall have been elected from among the members of the Board, shall be an officer of the Corporation. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders. The Chairman shall have such powers and duties as an officer of the Corporation as provided by these By-Laws and as the Board of Directors may from time to time prescribe.
     (B) The Chairman may sign, execute, acknowledge and deliver, in the name and on behalf of the Corporation, all stock certificates, deeds, mortgages, bonds, contracts, documents and instruments, except where the signing thereof shall be expressly and exclusively delegated to some other officer or agent by the Board of Directors or by these By-Laws, or required by law to be otherwise signed or executed.
     5.9 Vice Chairman of the Board. The Vice Chairman of the Board, if one shall have been elected from among the members of the Board, shall, in the absence of the Chairman or in the event of the Chairman’s refusal or inability to act, preside at all meetings of the Board of Directors and stockholders, and shall perform such other duties as the Board of Directors may from time to time prescribe.

     5.10 President.
     (A) The President shall have such powers and shall perform such duties as are provided by these By-Laws and as the Board of Directors may from time to time prescribe. The President shall, in the Chairman’s absence, inability or refusal to act, perform the duties of the Chairman, other than duties to be performed by the Vice Chairman (if one shall have been elected) as prescribed under or pursuant to these By-Laws. When so acting, the President shall have all of the powers of and be subject to all the restrictions upon the Chairman, including the powers and restrictions applicable to the Chief Executive Officer if the Chairman serves in that capacity.
     (B) The President may sign, execute, acknowledge, and deliver, in the name and on behalf of the Corporation, all stock certificates, deeds, mortgages, bonds, contracts, documents and instruments, except where the signing thereof shall be expressly and exclusively delegated to some other officer or agent by the Board of Directors or by these By-Laws or required by law to be otherwise signed or executed.
     5.11 Vice President.
     (A) Each Vice President shall have such powers and be required to perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
     (B) The Board of Directors may designate one or more of the Vice Presidents as the Executive Vice President. The Executive Vice President shall, in the President’s absence, inability or refusal to act, perform all of the duties of the President. When so acting, the Executive Vice President shall have all of the powers of and be subject to all of the restrictions upon the President, including the powers and restrictions applicable to the Chief Executive Officer if the President serves in that capacity.
     5.12 Secretary.
     (A) The Secretary shall attend all sessions of the Board and all meetings of the stockholders and shall record all votes and the minutes of all such proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the committees of the Board upon request. He or she shall be custodian of the records and the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, in accordance with the provisions of these By-Laws and as required by the Delaware General Corporation Code, and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

     (B) The Assistant Secretary shall, in the Secretary’s absence, inability or refusal to act, perform the duties of the Secretary, and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
     5.13 Treasurer.
     (A) The Treasurer shall have charge and custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements, in books belonging to the Corporation, and shall deposit all corporate moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction.
     (B) The Treasurer shall receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers therefor, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation and, in general, perform all duties incident to the office of the Treasurer and such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
     (C) The Assistant Treasurer shall, in the Treasurer’s absence, inability or refusal to act, perform the duties of the Treasurer and shall also perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe
6. STOCK CERTIFICATES AND TRANSFER THEREOF
     6.1 Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or the Executive Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.
     6.2 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its record; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.
     6.3 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
     6.4 Record Date.
     (A) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.
     (B) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     6.5 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact, in such manner and form as the Board of Directors may from time to time require, in order to obtain issuance of a new certificate in place thereof. The Board of Directors may, at its discretion and as a condition precedent to any such issuance, require any such person to give the Corporation a bond in such sum as it may direct to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Upon compliance with all requirements established by the Board of Directors for any such issuance, a new certificate may be issued.
     6.6 Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.
     6.7 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
     6.8 Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.
7. GENERAL PROVISIONS
     7.1 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “CORPORATE SEAL” and “DELAWARE.”
     7.2 Fiscal Year. The fiscal year shall end the last day of August in each year.
     7.3 Checks Notes Drafts Etc. All checks, drafts, or other demands for the payment of money and notes of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer or officers from time to time designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.
     7.4 Execution of Instruments. The Board of Directors may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts, and other obligations or instruments, and such authority may be general or confined to specific instances.
     7.5 Dividends and Reserves. Subject to the provisions of statute and the Corporation’s Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of stock of the Corporation.
     7.6 Notice. Whenever under the provisions of these By-Laws written notice is required to be given to any director, officer, or stockholder, it shall not be construed to require personal notice, but unless otherwise provided by these By-Laws, such notice shall be deemed to have been given in writing when deposited in the United States mail, postage prepaid, directed to such stockholder, officer or director at his or her address as it appears on the records of the Corporation.
     7.7 Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chief Executive Officer may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.
     7.8 Indemnification.
     (A) Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that except as provided in paragraph (B) hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The right to indemnification conferred in this Article shall arise only with respect to conduct subsequent to the date this Article becomes effective.
     (B) If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     (C) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders, or disinterested directors, or otherwise.
     (D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.
     (E) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     7.9 Amendments. These By-Laws may be adopted, amended, or repealed (i) by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present unless the Certificate of Incorporation or these By-Laws shall require a vote of a greater number, or (ii) by the affirmative vote of the holders of two-thirds of the voting power of all of the outstanding shares of capital stock of the Corporation at any regular or special meeting of stockholders if notice of the proposed amendment is contained in the notice of the meeting or waived by all of the stockholders entitled to vote.